Exhibit 99.1

WeWork Reports Third Quarter 2021 Results

NEW YORK, November 15, 2021 – WeWork Inc. (NYSE: WE) (“WeWork”), one of the leading global flexible space providers, today reported financial results for its third quarter ending on September 30, 2021:

•	Total revenue for the third quarter was $661 million, an 11% increase compared to total revenue of $593 million in the prior quarter.

•	Adjusted EBITDA loss was $356 million for the third quarter, a $93 million improvement relative to the prior quarter Adjusted EBITDA loss of $449 million.[1]

•

Pro forma for the closing of the business combination with BowX, WeWork ended the third quarter with cash and unfunded cash commitments of $2.3 billion, including $477 million of available cash on hand as of September 30, 2021, $1.2 billion of net proceeds from the business combination, $550 million currently available under the Senior Secured Notes facility, the repayment of the $350 million secured commercial paper facility and $450 million currently available under the $1.75 billion letter of credit facility.

Company Operating Results

•	As of September 30, 2021, WeWork’s global real estate portfolio consisted of 764 locations across 38 countries, supporting approximately 932,000 workstations and 546,000 physical memberships.

•	WeWork’s consolidated real estate portfolio included 631 locations across 33 countries, supporting approximately 766,000 workstations and 432,000 physical memberships.

•	Consolidated gross desk sales totaled 155,000 in the third quarter, or 9.3 million square feet sold. Consolidated new desk sales totaled 84,000 in the third quarter.

•

Physical occupancy continued to trend upwards to 56% across consolidated operations as of the end of September, up from 50% at the end of Q2 2021. Including the incremental 30,000 net memberships that are already contracted to move in, physical occupancy would increase to 60%.

•	All Access memberships increased to 32,000 in the third quarter, up from 20,000 in Q2 2021. These All Access memberships represent an additional four percentage points of occupancy.

Company Consolidated Financial Results1

•

Revenue of $661 million in the third quarter increased from $593 million in the second quarter. Revenue in September was $230 million, making it the fifth consecutive month of revenue growth and the highest monthly revenue recorded in 2021.

•	Net loss of $844 million in the quarter, which included $262 million of non-cash and non-recurring expenses, primarily from Depreciation, Amortization and Impairments.

•	Adjusted EBITDA loss of $356 million for the quarter, represents a $93 million improvement relative to the second quarter Adjusted EBITDA loss of $449 million.

•	Operating Cash Flow was $(380) million for the third quarter. Free Cash Flow was $(430) million, which was an improvement of $219 million relative to the prior quarter.

•

On October 20, 2021, WeWork and BowX Acquisition Corp. (“BowX”) announced the closing of their business combination. The combined company was named “WeWork Inc.” and began trading on the New York Stock Exchange under the ticker symbol “WE” starting October 21, 2021. The business combination provided WeWork with the previously announced gross cash proceeds of approximately $1.3 billion.

•

Pro forma for the closing of the business combination with BowX, WeWork ended the third quarter with cash and unfunded cash commitments of $2.3 billion, which includes $477 million of available cash on hand as of September 30, 2021, $1.2 billion of net proceeds from the business combination, $550 million currently available under the Senior Secured Notes facility, the repayment of the $350 million secured commercial paper facility and $450 million of current availability under the $1.75 billion LC facility.

[1]

Throughout this release, we make certain references to Non-GAAP financial or operating metrics. Please see “Non-GAAP -Financial Definitions” for more detailed discussion and explanations of the various non-GAAP financial measures cited in this release.

•

The Company regularly evaluates market conditions to enhance its capital structure and diversify its investor base, and from time to time may refinance, redeem, repurchase or otherwise modify existing debt, or issue equity or equity-linked securities.

Space-as-a-Service:

Q3 saw a continuation of the strong momentum seen in the second quarter of 2021. WeWork’s consolidated gross desk sales, which include renewals, of 155,000 equates to 9.3 million square feet sold in the third quarter. New desk sales totaled 84,000 in the same period. In October, WeWork reported preliminary gross desk sales of 45,000, equating to 2.7 million square feet, and preliminary new desk sales of 25,000.

WeWork continued to take an outsized share of overall market leasing activity compared to traditional commercial office leasing activity. While WeWork accounts for about half a percent of the U.S. office inventory, the Company sold the equivalent of over 9% of U.S. office leasing activity in the third quarter. At the market-level, WeWork’s Q3 gross sales in Manhattan were equivalent to 20% of the traditional office market take-up while WeWork’s portfolio of 7 million square feet accounts for approximately 1% of total office stock. WeWork saw similar leasing activity in a number of its largest markets; WeWork’s gross sales equated to 37% of London’s traditional office take-up and 13% of Paris’ take-up while accounting for approximately 1% of stock in the two markets, and 23% of Boston’s take-up in the third quarter, where WeWork represents approximately 2% of the office stock.

WeWork’s consolidated physical memberships increased to 432,000, for a physical occupancy rate of 56% as of the end of September. Including incremental net memberships that are contracted to move in, physical occupancy would increase to 60%. As of October, preliminary physical occupancy had increased three percentage points to 59%. Including net memberships that are contracted to move in, preliminary October physical occupancy was 61%.

Access:

All Access memberships were 32,000 at the end of September, an increase of 60% quarter-over-quarter, or approximately 1,000 memberships per week. By October, preliminary All Access memberships had increased to 38,000. To continue expanding the member acquisition funnel for Access products, WeWork has successfully signed and launched affinity partnerships with American Express, Uber, American Airlines, Brex, and, more recently, Better Mortgage, recruiter.com and Union Square Ventures.

WeWork Workplace:

As companies increasingly embrace more flexible and hybrid work strategies, the WeWork Workplace experiential management offering provides a turnkey solution to manage how and where employees work across assets and markets. Leveraging the software that the company has built over the past 10 years to manage its own spaces, power online booking, and optimize utilization through back-end data analysis, WeWork believes its proprietary technology can be used by third party organizations across their real estate portfolios.

In October, WeWork solidified a strategic business investment with Cushman & Wakefield to market its workplace management software. This announcement built on WeWork’s existing management agreement with Hudson’s Bay Company to manage and operate SaksWorks locations in the Tri-State area, including Brookfield Place and the Saks Fifth Avenue New York flagship in Manhattan, Manhasset, Greenwich, and Eastchester.

Last month, WeWork announced an agreement with Ivanhoé Cambridge to open a flexible space offering in Place Ville Marie, one of Montreal’s iconic and prestigious real estate complexes. Anticipated to open in Spring of 2022, the 11,000 square foot space will leverage WeWork’s management expertise and provide flexible space solutions as an amenity to Ivanhoé’s tenants. The partnership further demonstrates the value of WeWork’s hospitality and management expertise as certain landlords look for opportunities to enrich their offerings to tenants with flexibility and community.

Together, the Cushman & Wakefield, Hudson’s Bay Company and Ivanhoé Cambridge agreements reflect WeWork’s ability to tailor its product suite to suit unique needs of members and landlords alike.

Investors

Chandler Salisbury

investor@wework.com

Media

Nicole Sizemore

press@wework.com

About WeWork

WeWork was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since opening our first location in New York City, we’ve grown into a global flexible space provider committed to delivering technology-driven flexible solutions, inspiring spaces, and unmatched community experiences. Today, we’re constantly reimagining how the workplace can help everyone, from freelancers to Fortune 500s, be more motivated, productive, and connected. For more information about WeWork, please visit us at https://wework.com.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to refinance, extend, restructure or repay near and intermediate term debt; its indebtedness; its ability to raise capital through equity issuances, asset sales or the incurrence of new debt; retail and credit market conditions; impairments; its liquidity demand; changes in general economic conditions, including as a result of the COVID-19 pandemic; delays in customers and prospective customers returning to the office and taking occupancy as a result of the COVID-19 pandemic and the emergence of the Delta variant leading to a parallel delay in receiving the corresponding revenue; and WeWork’s inability to implement its business plan or meet or exceed its financial projections. Forward-looking statements speak only as of the date they are made. WeWork Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. WeWork may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Use of Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA and Free Cash Flow (including on a forward-looking basis). These financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net loss or other measures of profitability, liquidity or performance under GAAP. You should be aware that WeWork’s presentation of these measures may not be comparable to similarly titled measures used by other companies, which may be defined and calculated differently. WeWork believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about WeWork. WeWork’s management uses forward-looking non-GAAP measures to evaluate WeWork’s projected financials and operating performance. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Non-GAAP Financial Definitions

Adjusted Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization (“Adjusted EBITDA”)

We supplement our GAAP results by evaluating Adjusted EBITDA, a non-GAAP measure. We define “Adjusted EBITDA” as net loss before income tax (benefit) provision, interest and other (income) expense, depreciation and amortization expense, stock-based compensation expense, expense related to stock-based payments for services rendered by consultants, income or expense relating to the changes in fair value of assets and liabilities remeasured to fair value on a recurring basis, expense related to costs associated with mergers, acquisitions, divestitures and capital raising activities, legal, tax and regulatory reserves or settlements, significant legal costs incurred by WeWork in connection with regulatory investigations and litigation regarding WeWork’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, as defined in Note 1 of the Notes to the Condensed Consolidated Financial Statements included in our Quarterly Report for the quarter ended September 30, 2021, net of any insurance or other recoveries, significant non-ordinary course asset impairment charges and, to the extent applicable, any impact of discontinued operations, restructuring charges, and other gains and losses on operating assets.

Free Cash Flow

Because of the limitations of Adjusted EBITDA, as noted above, we also supplement our GAAP results by evaluating Free Cash Flow, a non-GAAP measure. Free Cash Flow is defined as cash flow from operating activities less cash purchases of property and equipment, each as presented in WeWork’s Condensed Consolidated Statements of Cash Flows calculated in accordance with GAAP. Free Cash Flow is both a performance measure and a liquidity measure that we believe provides useful information to management and investors about the amount of cash generated by or used in the business. Free Cash Flow is also a key metric used internally by our management to develop internal budgets, forecasts and performance targets.

Key Performance Supplemental Information

(Amounts in ones, except percentages)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Other key performance indicators:
Consolidated Locations (1), (2), (3)

Workstation capacity	766,000	770,000	804,000	865,000	962,000
Physical Memberships	432,000	386,000	378,000	387,000	480,000
All Access and Other Legacy Memberships	32,000	20,000	15,000	13,000	34,000
Memberships	464,000	406,000	393,000	401,000	514,000
Physical Occupancy Rate	56%	50%	47%	45%	50%
Enterprise Membership Percentage	47%	51%	52%	52%	54%
Unconsolidated Locations (1), (2), (3)

Workstation capacity	165,000	168,000	160,000	166,000	57,000
Physical Memberships	114,000	110,000	97,000	89,000	27,000
Memberships	114,000	111,000	97,000	89,000	27,000
Physical Occupancy Rate	69%	66%	61%	54%	47%
Total Locations

Workstation capacity	932,000	937,000	963,000	1,030,000	1,020,000
Physical Memberships	546,000	496,000	475,000	476,000	507,000
All Access and Other Legacy Memberships	32,000	20,000	15,000	13,000	34,000
Memberships	578,000	517,000	490,000	490,000	542,000
Physical Occupancy Rate	59%	53%	49%	46%	50%

(1)

For certain key performance indicators the amounts we present are based on whether the indicator relates to a location for which the revenues and expenses of the location are consolidated within our results of operations (“Consolidated Locations”) or whether the indicator relates to a location for which the revenues and expenses are not consolidated within our results of operations, but for which we are entitled to a management fee for our advisory services (“Unconsolidated Locations”). As of September 30, 2021, IndiaCo, ChinaCo and Israel locations are our only Unconsolidated Locations

(2)

Effective October 2, 2020, the Company deconsolidated ChinaCo and as a result, beginning with the fourth quarter of 2020, the workstation capacity, memberships, occupancy and enterprise memberships percentages for Consolidated Locations excludes the impact of ChinaCo locations, and they are included in Unconsolidated Locations, with no impact on Total Locations. Prior to October 2, 2020, ChinaCo was still consolidated and therefore the key performance indicators for ChinaCo are included in Consolidated Locations.

(3)

On June 1, 2021, we closed a franchise agreement with Ampa and transferred the building operations and obligations of our Israel locations to Ampa. Beginning on June 1, 2021, our Israel locations are no longer Consolidated Locations and are classified as Unconsolidated Locations.

LEGACY WEWORK

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Amounts in thousands, except share and per share amounts)	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents (1)	$477,244	$800,535
Accounts receivable and accrued revenue, net of allowance of $77,468 and $107,806 as of September 30, 2021 and December 31, 2020, respectively	133,695	176,521
Other current assets (including related party amounts of $0 and $780 as of September 30, 2021 and December 31, 2020, respectively)	402,150	352,172

Total current assets	1,013,089	1,329,228
Property and equipment, net	5,707,310	6,859,163
Lease right-of-use assets, net	13,412,306	15,107,880
Restricted cash (1)	11,275	53,618
Equity method and other investments	197,942	214,940
Goodwill	676,932	679,351
Intangible assets, net	58,257	49,896
Other assets (including related party amounts of $545,180 and $699,478 as of September 30, 2021 and December 31, 2020, respectively)	878,766	1,062,258

Total assets (1)	$21,955,877	$25,356,334

Liabilities
Current liabilities:
Accounts payable and accrued expenses (including amounts due to related parties of $76,739 and $14,497 as of September 30, 2021 and December 31, 2020, respectively)	$602,777	$723,411
Members’ service retainers	385,946	358,566
Deferred revenue (including amounts from related parties of $5,771 and $9,717 as of September 30, 2021 and December 31, 2020, respectively)	134,691	176,004
Current lease obligations (including amounts due to related parties of $22,295 and $10,148 as of September 30, 2021 and December 31, 2020, respectively)	853,011	847,531
Other current liabilities (including amounts due to related parties of $0 and $900 as of September 30, 2021 and December 31, 2020, respectively)	437,046	83,755

Total current liabilities	2,413,471	2,189,267
Long-term lease obligations (including amounts due to related parties of $506,746 and $436,074 as of September 30, 2021 and December 31, 2020, respectively)	18,401,347	20,263,606
Unsecured related party debt	2,200,000	1,200,000
Convertible related party liabilities, net	50,482	418,908
Long-term debt, net	659,379	688,356
Other liabilities	246,278	221,780

Total liabilities (1)	23,970,957	24,981,917
Commitments and contingencies (Note 16)
Convertible preferred stock; 959,370,218 shares authorized as of September 30, 2021, and 499,018,795 and 368,912,507 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	8,379,182	7,666,098
Redeemable noncontrolling interests	276,162	380,242

LEGACY WEWORK

CONDENSED CONSOLIDATED BALANCE SHEETS – (CONTINUED)

(UNAUDITED)

(Amounts in thousands, except share and per share amounts)	September 30, 2021	December 31, 2020
Equity
Legacy WeWork shareholders’ equity (deficit):
Common stock Class A; par value $0.001; 941,647,617 shares authorized as of September 30, 2021, and 176,731,955 and 41,512,605 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	177	42
Common stock Class B; par value $0.001; 234,910,597 shares authorized as of September 30, 2021 and zero and 129,382,459 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	129
Common stock Class C; par value $0.001; 50,967,800 shares authorized as of September 30, 2021, and 24,132,575 and 25,168,938 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	24	25
Common stock Class D; par value $0.001; 234,910,597 shares authorized as of September 30, 2021, and zero shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	2,776,772	2,188,319
Accumulated other comprehensive income (loss)	(26,573)	(158,810)
Accumulated deficit	(13,427,090)	(9,703,490)

Total Legacy WeWork shareholders’ deficit	(10,676,690)	(7,673,785)
Noncontrolling interests	6,266	1,862

Total equity	(10,670,424)	(7,671,923)

Total liabilities and equity	$21,955,877	$25,356,334

(1)

The Company’s condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities (“VIEs”). As of September 30, 2021 and December 31, 2020, total assets of consolidated VIEs, after intercompany eliminations, were $2.9 billion and $2.1 billion, respectively, including $100.7 million and $166.6 million of cash and cash equivalents, respectively, and $10.1 million and $10.0 million of restricted cash, respectively. Total liabilities of consolidated VIEs, after intercompany eliminations, were $2.5 billion and $1.7 billion as of September 30, 2021 and December 31, 2020, respectively. Creditors of VIEs do not have recourse against the general credit of the Company, except relating to certain lease guarantees totaling $13.5 million and $14.6 billion as of September 30, 2021 and December 31, 2020, respectively, provided by Legacy WeWork to certain landlords of the VIEs. See Note 5 for additional details.

The accompanying notes are an integral part of these condensed consolidated financial statements.

LEGACY WEWORK

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands, except share and per share data)	2021	2020	2021	2020
Revenue (including related party revenue of $28,496 and $44,906 for the three months and $116,190 and $129,383 for the nine months ended September 30, 2021 and 2020, respectively. See Note 17)	$661,031	$810,752	$1,852,362	$2,749,369

Expenses:
Location operating expenses—cost of revenue (exclusive of depreciation and amortization of $162,418 and $182,967 for the three months and $508,044 and $534,585 for the nine months ended September 30, 2021 and 2020, respectively, shown separately below)	752,493	924,363	2,351,305	2,729,165
Pre-opening location expenses	40,367	60,741	117,206	226,660
Selling, general and administrative expenses(1)	233,928	387,248	733,430	1,312,349
Restructuring and other related costs	15,934	18,964	481,979	155,180
Impairment/(gain on sale) of goodwill, intangibles and other assets	87,541	253,625	629,126	809,584
Depreciation and amortization	170,816	197,964	535,157	588,120

Total expenses (including related party expenses of $21,209 and $19,772 for the three months and $59,462 and $65,296 for the nine months ended September 30, 2021 and 2020, respectively. See Note 17)	1,301,079	1,842,905	4,848,203	5,821,058

Loss from operations	(640,048)	(1,032,153)	(2,995,841)	(3,071,689)
Interest and other income (expense), net:
Income (loss) from equity method and other investments	5,096	2,526	(19,414)	(44,585)
Interest expense (including related party expenses of $(103,713) and $(76,498) for the three months and $(288,455) and $(171,530) for the nine months ended September 30, 2021 and 2020, respectively. See Note 9 and Note 17)	(121,306)	(92,956)	(339,134)	(231,046)
Interest income	5,142	4,151	14,597	12,893
Foreign currency gain (loss)	(102,859)	112,049	(140,784)	(37,936)
Gain (loss) from change in fair value of related party financial instruments (See Note 9)	7,462	13,550	(343,360)	805,863
Loss on extinguishment of debt	—	(1,041)	—	(77,336)

Total interest and other income (expense), net	(206,465)	38,279	(828,095)	427,853

Pre-tax loss	(846,513)	(993,874)	(3,823,936)	(2,643,836)
Income tax benefit (provision)	2,251	(5,586)	(5,031)	(21,701)

Net loss	(844,262)	(999,460)	(3,828,967)	(2,665,537)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	42,130	39,461	106,250	643,224
Noncontrolling interest — equity	(268)	18,736	(883)	33,352

Net loss attributable to Legacy WeWork	$(802,400)	$(941,263)	$(3,723,600)	$(1,988,961)

Net loss per share attributable to Class A and Class B common stockholders (see Note 15):
Basic	$(4.54)	$(5.51)	$(21.31)	$(11.65)

Diluted	$(4.54)	$(5.51)	$(21.31)	$(11.65)

Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	176,708,911	170,715,288	174,750,082	170,699,512

(1)

Includes cost of revenue in the amount of $28.7 million and $67.1 million for the three months and $61.4 million and $209.6 million for the nine months ended September 30, 2021 and 2020, respectively. Excludes depreciation and amortization of none and none for the three months and none and $0.2 million for the nine months ended September 30, 2021 and 2020, respectively, shown separately below.

The accompanying notes are an integral part of these condensed consolidated financial statements.

LEGACY WEWORK

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
(Amounts in thousands)	2021	2020
Cash Flows from Operating Activities:
Net loss	$(3,828,967)	$(2,665,537)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	535,157	588,120
Impairment of property and equipment	—	3,541
Impairment/(gain on sale) of goodwill, intangibles and other assets	629,126	809,584
Non-cash transaction with principal shareholder	428,289	—
Loss on extinguishment of debt	—	77,336
Stock-based compensation expense	164,023	55,865
Cash paid to settle employee stock awards	—	(3,141)
Issuance of stock for services rendered, net of forfeitures	(2,272)	14,995
Non-cash interest expense	157,787	119,603
Provision for allowance for doubtful accounts	20,033	53,549
(Income) loss from equity method and other investments	19,414	44,585
Distribution of income from equity method and other investments	3,210	—
Foreign currency (gain) loss	140,784	37,936
Change in fair value of financial instruments	343,360	(805,863)
Contingent consideration fair market value adjustment	—	(122)
Changes in operating assets and liabilities:
Operating lease right-of-use assets	1,161,406	646,995
Current and long-term lease obligations	(1,252,360)	724,205
Accounts receivable and accrued revenue	(10,624)	(46,425)
Other assets	(37,506)	(48,651)
Accounts payable and accrued expenses	32,961	(92,228)
Deferred revenue	(38,279)	61,489
Other liabilities	(6,377)	6,349
Deferred income taxes	1,720	119

Net cash provided by (used in) operating activities	(1,539,115)	(417,696)
Cash Flows from Investing Activities:
Purchases of property and equipment	(202,589)	(1,252,833)
Capitalized software	(29,433)	(18,538)
Change in security deposits with landlords	3,778	(3,094)
Proceeds from asset divestitures and sale of investments, net of cash divested	10,832	1,170,766
Contributions to investments	(26,704)	(93,357)

Net cash provided by (used in) investing activities	(244,116)	(197,056)

LEGACY WEWORK

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – (CONTINUED)

(UNAUDITED)

	Nine Months Ended September 30,
(Amounts in thousands)	2021	2020
Cash Flows from Financing Activities:
Principal payments for property and equipment acquired under finance leases	(3,397)	(2,959)
Proceeds from issuance of debt	—	34,309
Proceeds from unsecured related party debt	1,000,000	600,000
Proceeds from LC Debt Facility	698,705	—
Repayments of debt	(349,011)	(813,140)
Repayment of security deposit loan	(7,942)	—
Debt and equity issuance costs	—	(11,578)
Proceeds from exercise of stock options and warrants	2,417	149
Proceeds from issuance of noncontrolling interests	30,000	100,628
Distributions to noncontrolling interests	—	(317,611)
Payments for contingent consideration and holdback of acquisition proceeds	(2,523)	(35,706)
Proceeds relating to contingent consideration and holdbacks of disposition proceeds	12,177	—
Additions to members’ service retainers	330,358	305,432
Refunds of members’ service retainers	(291,828)	(455,530)

Net cash provided by (used in) financing activities	1,418,956	(596,006)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(1,359)	(4,301)

Net increase (decrease) in cash, cash equivalents and restricted cash	(365,634)	(1,215,059)
Cash, cash equivalents and restricted cash—Beginning of period	854,153	2,200,688

Cash, cash equivalents and restricted cash—End of period	$488,519	$985,629

	September 30,
(Amounts in thousands)	2021	2020
Cash and cash equivalents	$477,244	$876,323
Restricted cash	11,275	109,306

Cash, cash equivalents and restricted cash	$488,519	$985,629

	Nine Months Ended September 30,
(Amounts in thousands)	2021	2020
Supplemental Cash Flow Disclosures:
Cash paid during the period for interest (net of capitalized interest of $0 and $2,981 during 2021 and 2020, respectively)	$138,029	$70,430
Cash received for operating lease incentives — tenant improvement allowances	306,413	1,062,704
Cash received for operating lease incentives — broker commissions	670	15,830
Supplemental Disclosure of Non-cash Investing & Financing Activities:
Property and equipment included in accounts payable and accrued expenses	78,795	279,485
Conversion of related party liabilities to into Preferred Stock	711,786	—
Creator Awards production services reimbursement obligation payable to SoftBank reclassified to additional paid-in capital	—	21,641
Distribution of investment to noncontrolling interest holder	—	6,646

Additional ASC 842 Supplemental Disclosures

	Nine Months Ended September 30,
(Amounts in thousands)	2021	2020
Cash paid for fixed operating lease costs included in the measurement of lease obligations in operating activities	$1,720,517	$1,560,186
Cash paid for interest relating to finance leases in operating activities	3,225	3,533
Cash paid for principal relating to finance leases in financing activities	3,398	2,959
Right-of-use assets obtained in exchange for finance lease obligations	866	920
Right-of-use assets obtained in exchange for operating lease obligations, net of modifications and terminations	(1,279,474)	177,409

The accompanying notes are an integral part of these condensed consolidated financial statements.

A reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA is set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands)	2021	2020	2021	2020
Net loss	$(844,262)	$(999,460)	$(3,828,967)	$(2,665,537)
Income tax (benefit) provision(a)	(2,251)	5,586	5,031	21,701
Interest and other (income) expenses, net(a)	206,465	(38,279)	828,095	(427,853)
Depreciation and amortization(a)	170,816	197,964	535,157	588,120
Restructuring and other related costs(a)	15,934	18,964	481,979	155,180
Impairment/(gain on sale) of goodwill, intangibles and other assets(a)	87,541	253,625	629,126	809,584
Stock-based compensation expense(b)	4,040	9,029	61,932	43,847
Stock-based payments for services rendered by consultants(b)	1	5,161	(2,272)	14,995
Change in fair value of contingent consideration liabilities(c)	—	72	—	(122)
Legal, tax and regulatory reserves and settlements	258	280	7,754	1,353
Legal costs related to regulatory investigations and litigation(d)	2,735	19,996	25,054	41,013
Expense related to mergers, acquisitions, divestitures and capital raising activities	2,724	(125)	6,533	6,214

Adjusted EBITDA	$(355,999)	$(527,187)	$(1,250,578)	$(1,411,505)

(a)	As presented on our condensed consolidated statements of operations.
(b)	Represents the non-cash expense of our equity compensation arrangements for employees, directors, and consultants.
(c)

Represents the change in fair value of the contingent consideration associated with acquisitions as included in selling, general and administrative expenses on the condensed consolidated statements of operations.

(d)

Legal costs incurred by the Company in connection with regulatory investigations and litigation regarding the Company’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, net of any insurance or other recoveries. See section entitled “Legal Matters” in Note 16 of the notes to the condensed consolidated financial statements included elsewhere in this Quarterly Report for details regarding the related regulatory investigations and litigation matters.

A reconciliation of net cash provided by (used in) operating activities, the most comparable GAAP measure, to Free Cash Flow is set forth below:

	Nine Months Ended September 30,
(Amounts in thousands)	2021	2020
Net cash provided by (used in) operating activities (a)	$(1,539,115)	$(417,696)
Less: Purchases of property and equipment (a)	(202,589)	(1,252,833)

Free Cash Flow	$(1,741,704)	$(1,670,529)

(a)	As presented on our condensed consolidated statements of cash flows.